EXHIBIT 10.4

                                     TEKELEC
                              STOCK AWARD AGREEMENT

     This Stock Award Agreement (this "Agreement") is made as of February 1, 2001 (the "Effective Date") by and between Tekelec, a California corporation (the "Company"), and Frederick M. Lax ("Fred").

     WHEREAS, in consideration of Fred's acceptance of employment as the Executive Vice President and Chief Operating Officer of the Company and his future service as an employee of the Company and as incentive to motivate and retain Fred as an employee of the Company, the Company's Board of Directors has awarded to Fred as of the Effective Date 30,000 shares (the "Shares") of the Company's Common Stock, subject to the terms and conditions set forth herein and on the condition that Fred enter into this Agreement with the Company;

     NOW, THEREFORE, IT IS AGREED between the parties as follows:

     1. Acceptance and Value of Shares. Fred hereby accepts the Shares effective as of the Effective Date as additional consideration for his acceptance of employment as the Executive Vice President and Chief Operating Officer of the Company and his future service to the Company and as an incentive to motivate and retain him as an employee of the Company. The value of the Shares on the Effective Date for tax, accounting and all other purposes shall be $27.56 per Share (i.e., the closing sales price of the Company's Common Stock on The Nasdaq Stock Market on February 1, 2001).

     2. Vesting of Shares. Subject to Section 3 hereof, the Shares shall vest cumulatively as to 7,500 Shares on each of the vesting dates specified below so long as Fred continues to serve as an employee of the Company:

                                          Number of
                                         Vesting Date        Shares Vesting
                                         ------------        --------------
                                           02/01/02               7,500
                                           02/01/03               7,500
                                           02/01/04               7,500
                                           02/01/05               7,500
                                                                 ------
                                                                 30,000

     3. Forfeiture of Shares. If at any time prior to February 1, 2005, Fred ceases to serve as an employee of the Company under any circumstances, Fred shall forfeit any Shares which are not then vested, which forfeiture shall be effective on the date on which Fred ceases to be an employee of the Company. Upon any forfeiture of any of the Shares in accordance with this Section 3, Fred shall assign and transfer such forfeited Shares to the Company or its assignee.

     4. Issuance and Escrow of Shares. The Shares shall be evidenced by four stock certificates (the "Stock Certificates"), each of which shall represent 7,500 Shares. The Stock
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                                                                    EXHIBIT 10.4

Certificates shall be issued in the name of Fred as soon as administratively practicable following the Effective Date and shall be delivered by the Company's transfer agent directly to the Secretary of the Company (the "Secretary"). As security for Fred's faithful performance of the terms of this Agreement and to ensure the availability for delivery of the Shares upon any forfeiture of any of the Shares pursuant to Section 3 hereof, Fred also agrees upon execution of this Agreement to deliver to and deposit with the Secretary four Assignments Separate from Certificate (the "Assignments") duly endorsed (with date left blank) in the form attached hereto as Attachment A. The Secretary shall hold the Shares and the Assignments in an escrow and, within seven days after the date on which any of the Shares vest hereunder, the Secretary shall release from escrow and deliver to Fred the Stock Certificate(s) evidencing such Shares. The escrow shall terminate upon the first to occur of (i) Fred's forfeiture of any Shares not then vested pursuant to Section 3 hereof or (ii) the date on which all of the Shares are vested (i.e., February 1, 2005). If the escrow terminates upon any forfeiture of Shares pursuant to Section 3 hereof, the Secretary shall within seven days thereafter release from escrow and deliver to the Company all Stock Certificates representing the forfeited Shares and all Assignments then held in escrow.

     5. Rights as Shareholder. Subject to the provisions of this Agreement, Fred shall be entitled to exercise all rights and privileges of a shareholder of the Company (including voting rights) with respect to the Shares.

     6. Continuation as an Employee or Officer. Neither the award of the Shares to Fred nor this Agreement shall confer upon Fred any right to continue as an employee or officer of the Company or any of its subsidiaries or limit in any respect the right of the Company to terminate Fred's employment with the Company at any time for any reason.

     7. Withholding. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable to Fred any taxes required to be withheld by federal, state or local law as a result of the issuance of the Shares to Fred.

     8. Nontransferability Prior to Vesting. Fred may not at any time transfer any Shares which are not then vested or any interest therein by sale, assignment, hypothecation, pledge, donation, operation of law or otherwise, including without limitation pursuant to the laws of descent and distribution.

     9. Miscellaneous.

          (a) This Agreement shall inure to the benefit of the successors and assigns of the Company.

          (b) This Agreement shall be governed by and construed under the laws of the State of California and constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may only be amended by a writing signed by the parties hereto.

          (c) If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                        COMPANY:        TEKELEC

                                        By: /s/ Michael L. Margolis
                                            -----------------------
                                            Michael L. Margolis
                                            Chief Executive Officer

                        FRED:               /s/ Frederick M. Lax
                                        ---------------------------
                                        Frederick M. Lax
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                                                                    EXHIBIT 10.4

                                  ATTACHMENT A

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE  RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
______________________________________         _________________________________
_____________________(____________)  shares of the Common  Stock of  Tekelec,  a
California corporation (the "Company"), standing in the name of the undersigned on the books of the Company represented by Certificate No. ______ herewith and
does        hereby        irrevocably        constitute        and       appoint
___________________________________________  attorney to transfer  said stock on the books of the Company with full power of substitution in the premises.

Signature:
          -----------------------------------------

Printed Name:         Frederick M. Lax
             --------------------------------------

Dated:
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